EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 3, 2012 relating to the financial statements of Unique Underwriters, Inc. as of and for the years ending June 30, 2012 and 2011 .

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Bongiovanni & Associates CPA’s

Mike Bongiovanni, CPA, Principal

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031

Tel: 704-892-8733

Fax: 704-892-6487

Email: mikebongiovanni@msn.com

/s/ Bongiovanni & Associates C.P.A’s

Bongiovanni & Associates C.P.A’s

November 14 , 2012